Exhibit 10.4.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 29, 2017

Principal Amount: $____

SECURED CONVERTIBLE NOTE

DUE DECEMBER __, 2018

THIS CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Notes of MEDYMATCH TECHNOLOGY LTD., a company incorporated under the laws of the State of Israel (the “Borrower”), having its principal place of business at 76 Yigal Alon Street, Floor 5, Tel Aviv, Israel 6706701, due December 29, 2018, subject to acceleration and extension as described herein (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, Borrower promises to pay to ___ or its registered assigns (the “Holder”), with an address at: ____, Fax: ____, or shall have paid pursuant to the terms hereunder, the principal sum of ______ Dollars ($____) on _____ (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid or such later date if extended by the Borrower as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Holder of this Note has been granted security interests in assets of Borrower, as described in Section 9 below.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) Borrower or any material Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any material Subsidiary thereof, (b) there is commenced against Borrower or any material Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any material Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any material Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 45 calendar days after such appointment, (e) Borrower or any material Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any material Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) Borrower or any material Subsidiary thereof expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Change of Control Transaction” means, other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of share capital of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the shareholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the shareholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Collateral” shall have the meaning set forth in Section 9(a).

“Conversion Price” shall have the meaning set forth in Section 4(a).

“Conversion Shares” means, collectively, the Ordinary Shares issuable upon conversion of this Note in accordance with the terms hereof.

“Equity Conditions” means, at the time in question, unless waived by the Holder, (a) Borrower shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of this Note and the other Transaction Documents, (b) there is an effective registration statement in form and substance consistent with the requirements of the Registration Rights Agreements pursuant to which, inter alia, the Holders and Investors (as defined in the Purchaser Registration Rights Agreement) are permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable pursuant to the Transaction Documents and the other Initial Registrable Securities (as defined in the Purchaser Registration Rights Agreement) subject to any lockup arrangements contemplated by the Transaction Documents and/or entered into by a Holder, and Company counsel has delivered to the Company’s independent transfer agent in form and substance reasonably acceptable to such transfer agent and Holder a standing, written opinion that resales may then be made by the Holder of all of the Holders Conversion Shares pursuant to such effective registration statement, (c) the Ordinary Shares are listed or traded on a Trading Market or approved for listing or trading on a Trading Market immediately upon the closing of the Qualified Offering, (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, Ordinary Shares for the issuance of all of the Conversion Shares under all of the Notes, (e) an Event of Default has not occurred, whether or not such Event of Default has been cured, (f) there is no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by Borrower that constitutes, or may constitute, material non-public information provided to the Holder by the Company, and (i) the Qualified Offering has occurred.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Forward Split” shall have the meaning set forth in Section 8(a)(xiii).

“Fully-Diluted Basis” means the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire Ordinary Shares or any other existing or future classes of the share capital of Borrower have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

“Fundamental Transaction” shall have the meaning set forth in Section 5.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Mandatory Conversion” shall have the meaning ascribed to such term in Section 4.

“Mandatory Default Amount” means (a) 110% of the outstanding principal amount of this Note, plus (b) all interest and other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Other Holder” means a holder of one or more Other Notes (collectively, “Other Holders”).

“Other Notes” means Notes identical to this Note issued to other Holders pursuant to the Purchase Agreement.

“Permitted Indebtedness” means: (a) any liabilities for borrowed money or amounts owed not in excess of $250,000 in the aggregate (other than accounts payable to suppliers and service providers and insurance premium financing incurred in the ordinary course of business including commissions and offering expenses incurred in connection with the Qualified Offering all of which shall be deemed Permitted Indebtedness); (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $250,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments not in excess of $250,000 due under leases required to be capitalized in accordance with GAAP; (d) any liabilities for borrowed money that are junior to this Note pursuant to an intercreditor agreement acceptable to Holders of a majority of the outstanding amounts of this Note and the Other Notes and the holders of which are not granted any security interest; (e) liabilities for deferred compensation in the amount set forth on Schedule 3.1(i) to the Purchase Agreement; and (f) liabilities under Other Notes or pursuant to the Exigent Option.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Borrower) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of Borrower’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of Borrower’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower and its consolidated Subsidiaries, or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens in connection with Permitted Indebtedness under clauses (a), (b) and (f) thereunder, and Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of Borrower or its Subsidiaries other than the assets so acquired or leased; and (d) Liens referred to in Section 9(b)(i) below.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of December ___, 2017 among Borrower and the Purchasers (as defined therein) (including the Holder), as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” means the consummation of a firm commitment initial public offering of the Borrower’s Ordinary Shares which has an initial closing (if more than one) not later than the later of (i) June 30, 2018, and (ii) six (6) months after the first Closing Date, at which initial closing the Borrower receives not less than $7,000,000 of gross cash proceeds (not including conversion of the Notes or any other outstanding instrument) at a pre-money valuation of the Borrower of not less than $50,000,000 on a Fully-Diluted Basis, in connection with which immediately upon the closing the Borrower’s Ordinary Shares including the Conversion Shares are listed for trading on a Trading Market and the Ordinary Shares are registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act, and which offering is made pursuant to a prospectus included in a S-1 registration statement filed with and declared effective by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Interests” shall have the meaning set forth in Section 9(a).

“Trading Market” means any of the following markets or exchanges: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, and the New York Stock Exchange (or any successors to any of the foregoing).

Section 2. Interest.

a) Interest in Cash. The outstanding principal amount of this Note shall bear simple monthly interest at the annual rate of five percent (5%) (subject to increase as set forth in this Note) from the Original Issue Date through the Maturity Date. Any such interest shall be payable on the Maturity Date when all amounts outstanding in connection with this Note shall be due and payable (the “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, the interest payment shall be due on the next succeeding Business Day) in cash. In the event of a Mandatory Conversion, interest shall be converted to Ordinary Shares at the same Conversion Rate as the principal.

b) Payment Grace Period. Except as set forth herein, the Borrower shall not have any grace period to pay any monetary amounts due under this Note.

c) Conversion Privileges. This Note shall be payable in full on the Maturity Date, unless previously converted into Ordinary Shares in accordance with Section 4 hereof.

d) Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note and the Other Notes, all of the Security Interests granted to the Holder and the Other Holders, and all actions taken by the Borrower with respect to this Note and the Other Notes, including but not limited to Mandatory Conversion and extension of the Maturity Date, shall be made, granted and taken, as the case may be, pari passu with respect to this Note and the Other Notes.

f) Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim other than withholding as may be required under applicable law. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid or mandatorily converted without the consent of the Holder.

g) Extension of Maturity Date. Unless an Event of Default which has not been cured during the applicable cure period or an event which with the passage of time or the giving of notice could become an Event of Default, has occurred or is pending, or a Fundamental Transaction has occurred or is contemplated by Borrower, Borrower, by written notice to the Holder of this Note and the Other Notes, given at any time prior to sixty (60) calendar days before the then in effect Maturity Date may, at the Borrower’s discretion, extend the Maturity Date one time up to sixty (60) days. During such extension period, interest shall accrue on this Note at the annual rate of twelve percent (12%). The Maturity Date may not be extended beyond the date of a Fundamental Transaction.

h) Acceleration of Maturity Date. The Maturity Date of the Note shall be automatically accelerated to immediately prior to the occurrence of a Fundamental Transaction.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the note register of the Borrower as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4. Mandatory Conversion.

a) Mandatory Conversion. Provided all of the Equity Conditions are satisfied prior to or simultaneously with the Qualified Offering then the outstanding principal and accrued interest on this Note and all of the Other Notes shall automatically convert without the requirement of any further action on behalf of the Holder, into Ordinary Shares of the Borrower at a conversion price (the “Conversion Price”) representing the lesser of (i) the pre-money valuation of the Borrower on a Fully Diluted Basis of $42,500,000 immediately prior to the cashless exercise of any outstanding Series A warrants of the Company identified in Schedule 3.1(g) to the Purchase Agreement and the Qualified Offering, or (ii) 85% of the valuation of the Borrower in the Qualified Offering (such conversion being the “Mandatory Conversion”). In the aggregate, the Conversion Shares issuable to the Holder and Other Holders upon Mandatory Conversion shall represent not less than the amount of the outstanding equity of the Borrower on a Fully Diluted Basis immediately subsequent to the Mandatory Conversion as set forth on Schedule 1 hereto, excluding from such calculation shares underlying restricted share units to be granted to members of senior management of the Borrower in amounts no greater than those shown on Schedule 1. Not later than the closing of the Qualified Offering, the Borrower will deliver to Holder a certificate from the Borrower’s transfer agent evidencing the electronic issuance to the Holder of the Conversion Shares on the Borrower’s electronic shareholders stock ledger maintained by such transfer agent. In the event Borrower fails to deliver to the Holder the foregoing certificate, the Mandatory Conversion shall not occur. Upon Mandatory Conversion of this Note pursuant to this Section 4, all amounts due hereunder shall be satisfied, discharged and deemed to have been repaid in full, and any outstanding monetary obligations of the Borrower towards the Holder hereunder shall be deemed satisfied in full.

b) Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the Other Holders), not less than such aggregate number of shares of the Ordinary Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount, assuming such principal amount was not converted through six (6) months after the Original Issue Date. Borrower covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

d) Transfer Taxes and Expenses. The issuance of certificates for shares of the Ordinary Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

Section 5. Fundamental Transaction. If, at any time while this Note is outstanding, Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, or a Change of Control Transaction occurs (each, a “Fundamental Transaction”), the Borrower will provide notice to Holder of such Fundamental Transaction not less than fifteen (15) Business Days prior to the consummation of such Fundamental Transaction. Holder may accelerate the Maturity Date of this Note to be contemporaneous with the consummation of the Fundamental Transaction immediately upon which Borrower will pay to Holder all outstanding principal, interest and other sums payable in connection with this Note. In the event the consideration to be received by the Borrower or holders of Borrower’s Ordinary Shares and Ordinary Share Equivalents is $60,000,000 or less, then the principal amount of this Note shall be automatically increased to 175% of the principal amount outstanding immediately prior to the consummation of the Fundamental Transaction. If the consideration to be received by the Borrower or holders of Borrower’s Ordinary Shares and Ordinary Share Equivalents is greater than $60,000,000, then the principal amount of this note shall be increased to 175% of the principal amount outstanding immediately prior to the consummation of the Fundamental Transaction and an additional amount equal to the product of (a) Holder’s pro rata portion of the outstanding principal amounts of this Note and the Other Notes, and (b) the amount equal to 13% of the consideration to be received by the Borrower or holders of Borrower’s Ordinary Shares and Ordinary Share Equivalents in excess of $60,000,000. The consideration to be received by Borrower or holders of Borrower’s Ordinary Shares and Ordinary Share Equivalents at any time from the counter-parties to the Fundamental Transaction and directly or indirectly in connection with the Fundamental Transaction may include, but not be limited to, without duplication, all remuneration for tangible and intangible assets such as furniture, equipment, supplies, inventory, working capital, receivables, noncompetition agreements, intellectual property, goodwill, employment and/or consultation agreements (not including post-closing employment arrangements for which employees and consultants receive compensation reasonably consistent with their pre-Fundamental Transactions compensation and a reasonable “signing bonus” or other retention mechanism), licenses, customer lists, franchise fees, assumed liabilities, shares, share options, share redemptions, real estate and leases, royalties, contingent consideration, earn-outs and future considerations payable to Borrower or holders of Borrower’s Ordinary Shares and Ordinary Share Equivalents, in each case to the extent actually received by Borrower at the time of the closing of such Fundamental Transaction or subsequent thereto.

Section 6. Prepayment. The Note may not be paid prior to the Maturity Date without the consent of the Holder, which may be withheld for any reason.

Section 7. Negative Covenants. As long as any principal or interest amount of this Note and the Other Notes remains outstanding, unless the Majority in Interest shall have otherwise given prior written consent, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)  other than Permitted Indebtedness, enter into, create, incur, assume or guarantee any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, and the security interest granted to the Holder of this Note and the Other Notes, enter into, create, incur or assume any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) except with respect to the Forward Split, amend its charter documents, including, without limitation, its Articles of Association, in any manner that materially and adversely affects any rights of the Holder except as described in the Purchase Agreement;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis amount of its Ordinary Shares or Ordinary Shares Equivalents;

e) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness other than (x) scheduled payments on Permitted Indebtedness, and (y) payment of amounts required to be paid under the Transaction Documents, the foregoing restriction shall also apply to Permitted Indebtedness on their unamended terms from and after the occurrence of an Event of Default;

f) declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of Ordinary Shares, preferred shares, or any other equity security by way of return of capital or otherwise including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction;

g) enter into any transaction with any Affiliate of Borrower which would be required to be disclosed in any registration statement that is required to be filed pursuant to the Transaction Documents with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval); or

h) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal or interest amount of this Note, or (B) liquidated damages pursuant to any Transaction Document and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within ten (10) Business Days after Borrower has become aware of such default;

ii. Borrower shall fail to observe or perform any other covenant or agreement contained in the Notes, which failure is not cured, if possible to cure, within the earlier to occur of (A) seven (7) Business Days after written notice of such failure sent by the Holder or by any Other Holder to Borrower, and (B) ten (10) Business Days after Borrower has become aware of such failure;

iii. a material default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents including but not limited to a Registration Failure (as defined in the Purchaser Registration Rights Agreement) with respect ,but not limited, to the Private Purchase Shares (as defined in the Purchaser Registration Rights Agreement) included in the Initial Registrable Securities (as defined in the Registration Rights Agreement);

iv. any representation or warranty made by the Borrower in this Note or any other Transaction Document shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. Borrower or any material Subsidiary shall be subject to a Bankruptcy Event;

vi. Borrower or any Subsidiary shall default on any of its payment obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. Reserved.

viii Borrower shall fail for any reason to deliver the certificates described in Section 4 of this Note to Holder within five (5) Business Days following the Mandatory Conversion;

ix. the Company shall breach any material term of any agreement delivered to the initial Holders pursuant to Section 2.2(a) of the Purchase Agreement, except for any breach which would not reasonably be expected to result in a Material Adverse Effect;

x. any final monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xi. any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

xii. cessation of operations by Borrower or a material Subsidiary;

xiii. the Borrower effectuates a forward or reverse split of its Ordinary Shares without ten (10) calendar days prior written notice to the Holder, provided that this clause xiii shall not apply to a forward share split in the range of 9:1 to 11:1 currently anticipated by Borrower in connection with the Qualified Offering (“Forward Split”);

xiv. the occurrence of an Event of Default under any Other Note;

xv. any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

xvi. the failure by Borrower or any material Subsidiary to maintain any intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) which failure would reasonably be expected to result in a Material Adverse Effect and such breach is not cured with thirty (30) days after the first day of such occurrence; or

xvii. the restatement after the date hereof of any Financial Statements delivered to Holder pursuant to the Purchase Agreement, if the result of such restatement would, by comparison to the unrestated financial statements, constitute a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

b) Remedies Upon Event of Default. If any Event of Default exists, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the election of the Majority in Interest, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default interest on this Note shall accrue at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to, or as directed by, Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately (but subject to expiration of any grace, notice or cure period under Section 8(a) above) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder with respect to itself only or the Majority in Interest with respect to the Holder and Other Holders at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Security Interest/Waiver of Automatic Stay.

a) As collateral security for the full repayment or conversion of the outstanding principal, accrued interest and any other sums payable in connection herewith, this Note is secured by security interests granted to the Holder pursuant to the Security Agreements, as delivered by Borrower to Holder, as follows (the “Security Interests”): (i) a first ranking security interest by way of a floating charge in all of the Borrower’s right, title, and interest in and to the collateral set forth in the Security Agreement (Floating Charge), and (ii) a first ranking security interest by way of a fixed charge in all of the Borrower’s right, title, and interest in and to the collateral set forth in the Security Agreement (Fixed Charge) (the collateral set forth in (i) and (ii) above, collectively, the “Collateral”).

b) The Borrower hereby undertakes to the Holder:

(i) to take all action required to execute, file and deliver all necessary documents and applications to perfect and record the registration of the Collateral on the initial Closing Date, and, to the extent the Holder is participating in a Closing subsequent to the initial Closing, to perfect and record amendments to such registration in accordance with the Security Agreements on the Closing Date of such Closing in order to record the Holder as an additional beneficiary of the Collateral, in each case by no later than twenty-one (21) days after the applicable date, with the Israel Registrar of Companies, the Israel Patent Office, the United States Patent and Trademark Office and the European Patent Office or in any relevant jurisdiction, as applicable, including without limitation the Security Agreements annexed hereto as Exhibit C, and the applicable filings annexed hereto as Exhibit C-1, and to provide the Holder with evidence of said registration; and

(ii) to the extent the Holder is participating in the initial Closing, to provide such Holder, on or prior to the initial Closing Date, with any necessary termination agreements or notices required to be filed with the applicable governmental authorities for the removal of any and all outstanding security interests on the Borrower’s assets, including, without limitation, with respect to those certain security interests on the Borrower’s assets held by Exigent, and if applicable, Eugene Saragnese and Reuven Raz.

c) Upon conversion and repayment of all amounts due under the Notes, the monetary obligations of the Borrower towards the Holder hereunder with respect to principal, interest and liquidated damages, if any, shall be deemed satisfied in full and the Holder shall promptly take all action necessary to release the Collateral from the Security Interests, including the execution and delivery of termination agreements and any notices required to be filed with the applicable governmental authorities to effect the foregoing.

d)  The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents, the Security Agreements and any other agreement to which the Borrower or a Subsidiary and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from any automatic stay available to Borrower to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to by represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Section 10. Miscellaneous.

a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: MedyMatch Technology Ltd., 76 Yigal Alon Street, Floor 5, Tel Aviv, Israel 6706701, Attn: Michael Rosenberg, co-Founder & CFO, email: mrosenberg@medymatch.com with a copy by fax or email only to (which shall not constitute notice): Meitar Liquornik Geva Leshem Tal, Law Offices, 16 Abba Hillel Silver Road, Ramat Gan 5250608, Israel, Attn: David S. Glatt, Adv., facsimile: (972) 3-610-3111, email: dglatt@meitar.com, and (ii) if to the Holder, to: the address, fax number and email address indicated on the front page of this Note, with an additional copy by fax or email only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575, email: ed@grushkomittman.com.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein pursuant to the Purchase Agreement.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof except as to these matters which are required by the laws of the state of Israel to be governed by the laws of the State of Israel. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e) Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Amendment. Unless otherwise provided for hereunder or in the Purchase Agreement, this Note may not be modified or amended or the provisions hereof waived without the written consent of Borrower and the Holder.

k) Electronic Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

l) Permitted Transfers. Notwithstanding anything to the contrary herein or in the other Transaction Documents, Holder shall be entitled to sell, transfer or otherwise dispose of this Note and any and all of its rights and obligations hereunder, in one or more occasions, at its sole discretion, to and between its Affiliates and/or funds, special purpose vehicles, accounts, or other Persons who, directly or indirectly, control or manage, are controlled or managed by, or are under common control with, Holder, provided such transferees agree in writing to assume and be bound by all the duties and obligations of the Holder pursuant to the Transaction Documents.

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(Signature Pages Follow)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 29 day of December, 2017.

MEDYMATCH TECHNOLOGY LTD.

By:
Name: Michael Rosenberg
Title: co-Founder and CFO

WITNESS:

Schedule 1